Exhibit 5.1

DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078-2704 www.dlapiper.com T: 973-520-2550 F: 973-520-2551 Attorney Responsible for Short Hills Office: Emilio Ragosa

September 9, 2025

Heron Therapeutics, Inc.

100 Regency Forest Drive, Suite 300

Cary, North Carolina 27560

Re: Heron Therapeutics, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Heron Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of an aggregate of 37,911,081 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) beneficially owned by certain selling stockholders, consisting of (i) 13,225,227 shares of Common Stock issued pursuant to a securities purchase agreement dated August 8, 2025 (the “Purchase Agreement”), (ii) an aggregate of 5,241,410 shares of Common Stock issuable upon the automatic conversion of 524,141 shares of the Company’s Series A convertible preferred stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), subject to stockholder approval pursuant to the applicable rules of the Nasdaq Stock Market, issued pursuant to the Purchase Agreement and (iii) an aggregate of 19,444,444 shares of Common Stock issuable upon the conversion, at the option of the holder, of convertible senior unsecured promissory notes due 2031 (the “Notes”), subject to stockholder approval pursuant to the applicable rules of the Nasdaq Stock Market, issued pursuant to a note purchase agreement dated August 8, 2025. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2025 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Company, as filed with the Secretary of State of the State of Delaware, (ii) the Amended and Restated Bylaws (the “Bylaws”) of the Company and (iii) the minutes of meetings of the stockholders and the Board of Directors of the Company and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of the documents submitted to us as originals, the completeness and conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or electronic copies, including portable document files, and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issue and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and upon the conversion of the Series A Convertible Preferred Stock into Common Stock and upon conversion of the Notes into Common Stock, the Shares will be validly issued, fully paid and non-assessable, and have been duly authorized by all necessary corporate action of the Company.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)